UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2016

Kellogg Company

(Exact name of Registrant as specified in its charter)

Delaware	1-4171	38-0710690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kellogg Square

Battle Creek, Michigan 49016-3599

(Address of Principal executive offices, including Zip Code)

(269) 961-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 13, 2016, Kellogg Sales Company (“Kellogg Sales”), a wholly-owned subsidiary of Kellogg Company (the “Company”), entered into a Receivables Sale Agreement (the “Receivables Sale Agreement”) with Kellogg Funding Company, LLC (“Kellogg Funding”), a wholly-owned subsidiary of Kellogg Sales. On that date, Kellogg Funding also entered into a Receivables Purchase Agreement (the “Receivables Purchase Agreement”) among Kellogg Business Services Company (“Kellogg Services”), as servicer, and Coöperatieve Rabobank U.A., New York Branch (“Rabobank”), as purchaser and administrative agent. In addition, on that date, the Company entered into a Performance Undertaking Agreement (the “Performance Undertaking Agreement”) in favor of Rabobank. Together, the Receivables Sale Agreement, the Receivables Purchase Agreement and the Performance Undertaking Agreement establish the terms and conditions of an accounts receivable securitization program (the “Receivables Securitization Program”).

Under the Receivables Securitization Program, Kellogg Sales sells without recourse certain eligible short-term trade accounts receivable (the “Receivables”) to Kellogg Funding. Kellogg Funding was formed for the sole purpose of buying and selling Receivables generated by Kellogg Sales. Kellogg Funding sells the Receivables in their entirety to Rabobank (and any other financial institutions party to the Receivables Purchase Agreement as purchasers from time to time (collectively, the “Purchasers”)). The Company guarantees the obligations of Kellogg Sales and Kellogg Services under the Receivables Purchase Agreement. The Receivables Securitization Program expires on July 12, 2017.

The maximum aggregate amount Purchaser purchases under the Receivables Securitization Program for outstanding uncollected Receivables at any time is $200 million. The Company currently intends to increase this maximum aggregate amount to up to approximately $1 billion. A portion of the purchase price for the Receivables is paid by the Purchasers in cash and the balance takes the form of subordinated notes from the respective Purchasers. These notes will be satisfied from the ultimate collection of the Receivables after payment of certain fees and other costs. Kellogg Services will continue to service the Receivables for no additional fee, and as such administer, collect and otherwise enforce the Receivables on behalf of the Purchaser. As servicer, Kellogg Services will initially receive payments made by obligors on the Receivables but is required to remit those payments to the Purchasers.

The Company accounts for sales of the Receivable as true sales, and the Receivables that are sold are removed from the Company’s consolidated balance sheet. The Purchasers generally assume the credit risks associated with the Receivables sold. The Company has purchased insurance with respect to the collectability of the Receivables and transfers the rights under the insurance policies to Kellogg Funding for the benefit of the Purchasers. The cash received is reflected as cash provided by operating activities on the Company’s consolidated statement of cash flows. Additionally, the Receivables Securitization Program contains certain cross-default provisions whereby a termination event could occur if the Company defaulted under the Company’s five-year credit agreement.

For a complete description of the terms and conditions of the Receivables Securitization Program, please refer to the Receivables Sale Agreement, the Receivables Purchase Agreement and the Performance Undertaking Agreement, which are filed with this Form 8-K as Exhibits 10.1 through 10.3, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 with respect to the Receivables Securitization Program is incorporated herein by reference.

Forward-Looking Statements Disclosure

This Current Report on Form 8-K contains forward-looking statements. These statements are made on the basis of the Company’s views and assumptions as of this time and the Company undertakes no obligation to update these statements unless required by law. These statements are not guarantees; they involve risks and uncertainties and actual events or results may differ materially from these statements. Investors should consult the Company’s filings with the Securities and Exchange Commission (including the information set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended January 2, 2016) for information about certain factors that could cause such differences. Copies of these filings may be obtained upon request from the Company’s Investor Relations Department or on the Company’s web site at http://www.kellogg.com.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit 10.1	Receivables Sale Agreement, dated as of July 13, 2016, among Kellogg Sales Company and Kellogg Funding Company, LLC

Exhibit 10.2	Receivables Purchase Agreement, dated as of July 13, 2016, among Kellogg Funding Company, LLC, Kellogg Business Services Company and Coöperatieve Rabobank U.A., New York Branch

Exhibit 10.3	Performance Undertaking Agreement, dated as of July 13, 2016, made by Kellogg Company in favor of Coöperatieve Rabobank U.A, New York Branch

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLOGG COMPANY

Date: July 15, 2016	/s/ Gary H. Pilnick
	Name:	Gary H. Pilnick
	Title:	Vice Chairman, Corporate Development and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Receivables Sale Agreement, dated as of July 13, 2016, among Kellogg Sales Company and Kellogg Funding Company, LLC

Exhibit 10.2	Receivables Purchase Agreement, dated as of July 13, 2016, among Kellogg Funding Company, LLC, Kellogg Business Services Company and Coöperatieve Rabobank U.A., New York Branch

Exhibit 10.3	Performance Undertaking Agreement, dated as of July 13, 2016, made by Kellogg Company in favor of Coöperatieve Rabobank U.A, New York Branch